UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 18, 2016

LIBERTY BROADBAND CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36713	47-1211994
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 20, 2016, Liberty Broadband Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) announcing the completion of the merger of Charter Communications, Inc. (“Charter”) and Time Warner Cable (the “Time Warner Cable Merger”) on May 18, 2016, which resulted in Charter and Time Warner Cable becoming wholly owned subsidiaries of CCH I, LLC (“New Charter”), which was a subsidiary of Charter at the time. The Original Form 8-K also announced the completion of the acquisition of Bright House Networks, LLC from Advance/Newhouse Partnership by New Charter (the “Bright House Transaction”) on May 18, 2016.

This amendment to the Original 8-K is being filed solely to include the financial statements required by Item 9.01(a) and Item 9.01(b) of Form 8- K and includes the unaudited pro forma condensed consolidated balance sheet and statement of operations of the Company as of and for the three months ended March 31, 2016. This amendment to the Original 8-K also includes the unaudited pro forma consolidated statement of operations of the Company for the year ended December 31, 2015.

Item 9.01.  Financial Statements and Exhibits

Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial information with respect to the transaction described in Item 2.01 of the Original 8-K is filed as Exhibit 99.1 hereto and incorporated herein by reference.

(d)  Exhibits

Exhibit No.	Name

99.1	Unaudited pro forma financial information of the Company as of and for the three months ended March 31, 2016 and for the year ended December 31, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2016

LIBERTY BROADBAND CORPORATION

By:  /s/ Wade Haufschild

Name:  Wade Haufschild

Title:    Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Unaudited pro forma financial information of the Company as of and for the three months ended March 31, 2016 and for the year ended December 31, 2015.